UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2009
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 27, 2009, PHH Corporation (“PHH”, “Company”, “we” or “our”) issued a press release announcing that Chesapeake Funding LLC (“Chesapeake”), our wholly-owned subsidiary, amended certain terms of the Series 2006-1 Notes under the Chesapeake program in order for the Company and the lenders in the Chesapeake program to continue to evaluate the long-term funding arrangements of our Fleet Management Services Segment. The amendments include the extension of the scheduled expiry date of the Series 2006-1 Notes through March 27, 2009, a reduction of the total capacity of the Series 2006-1 Notes from $2.5 billion to $2.3 billion, the payment of certain extension fees, and maintenance of the existing program fee rate applicable during the revolving period. In addition, the Series 2006-2 Notes, which had a total capacity of $1.0 billion, will begin to amortize in accordance with their terms commencing on February 27, 2009. Upon amortization, monthly payments will be made on the Series 2006-2 Notes through the earlier of (i) the 125th month following the start of amortization or (ii) when the notes are paid in full from an allocable share of the collection of cash payments from our clients under the collateralized vehicle leases and related assets.
     These amendments were effected pursuant to the Fourth Amendment, dated as of February 26, 2009, to the Series 2006-1 Indenture Supplement, dated as of March 7, 2006, as amended as of March 6, 2007, February 28, 2008, and December 17, 2008, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC, as administrator, The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N. A., as indenture trustee, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the CP Conduit Purchasers, the APA Banks and the Funding Agents.
     The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Conditions.
     On February 27, 2009, PHH Corporation (“PHH”, “we” or “our”) announced its financial results for the three and twelve months ended December 31, 2008. A copy of the press release is attached to this Current Report on Form 8-K (the “Form 8-K”) as Exhibit 99.2 and is incorporated herein by reference.
The information disclosed under this Item 2.02 in this Form 8-K, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release dated February 27, 2009 announcing PHH Corporation Announces Chesapeake Funding Program Extended to March 27, 2009.
99.2	Press release, dated February 27, 2009 announcing PHH Corporation Announces Fourth Quarter 2008 Results*

*	Exhibit 99.2 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

Forward-Looking Statements
This Form 8-K and Exhibits 99.1 and 99.2 hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 when it is filed in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown

Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: February 27, 2009